Exhibit 23(a)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 30, 2005 relating to the financial statements and financial statement schedules of Protective Life and Annuity Insurance Company, which report appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Birmingham, Alabama

April 11, 2005